                      RESTATED ARTICLES OF INCORPORATION
                                      OF
                        PACE ENTERTAINMENT CORPORATION

                  ARTICLE I. PACE Entertainment Corporation, pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, hereby adopts Restated Articles of Incorporation which accurately copy the corporation's Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by such Restated Articles of Incorporation as hereinafter set forth and which contain no other change in any other provision thereof.

                  ARTICLE II. Articles I, II, III, IV, V, VI, VII, and VIII of the Articles of Incorporation of the Corporation are hereby amended and new Articles IX, X and XI are hereby added to the Restated Articles of Incorporation so that such articles, as amended or added, shall read in their entirety as follows:

                                  "ARTICLE I.

                  The name of the corporation is PACE Entertainment
Corporation.

                                  ARTICLE II.

                  The period of the corporation's duration is perpetual.

                                 ARTICLE III.

                  The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE IV.

                  The aggregate number of shares which the corporation shall have authority to issue, and which shall comprise its total capitalization, is five hundred thousand (500,000) shares of common stock having a par value of $1.00 per share.

                                  ARTICLE V.

                  The corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least ONE THOUSAND AND N0/100 DOLLARS ($1,000.00), consisting of money, labor done or property actually received.

                                  ARTICLE VI.

                  The street address of the registered office of the corporation is 515 Post Oak Boulevard, Suite 300, Houston, Texas 77027, and the name of its registered agent at such address is Jeffry B. Lewis.

                                 ARTICLE VII.

                  The number of directors shall be fixed in the manner provided in the bylaws of the corporation. The name and address of the person who is to serve as director until his successor is elected and qualifies, is:

                           Allen J. Becker                 515 Post Oak Blvd.
                                                           Suite 300
                                                           Houston, Texas 77027


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                                 ARTICLE VIII.

                  To the fullest extent permitted by applicable law, including to the fullest extent permitted by Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, any successor to or modification of such article, or any other applicable statute or judicial or administrative decision, no director of the corporation shall be liable to the corporation or any of its shareholders for monetary damages for an act or omission in the director's capacity as a director. To the fullest extent permitted by applicalbie law, including to m`e fullest extent permitted by Article 2.02-1 of the Texas Business Corporation Act, any successor to or modification of such article, or any other applicable statute or judicial or administrative decision, the corporation shall indemnify, reimburse and advance expenses prior to the final disposition of the proceeding to, each director, former director or officer of the Corporation who was, is or is threatened to be made a defendant or respondent in any proceeding, and shall indemnify, reimburse and advance expenses prior to the final disposition of the proceeding to, each director, former director, officer, employee, agent, or person who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, who was, is or is threatened to be made a defendant or respondent in any proceeding. Any repeal or amendment of this Article shall be prospective only, and shall not adversely affect any right of any person existing at the time of such repeal or amendment.

                                  ARTICLE IX.

                  The right of cumulative voting of shares is hereby expressly prohibited.

                                  ARTICLE X.

                  No shareholder of the corporation shall have any preemptive right to acquire additional, unissued or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right, option or warrant to subscribe to or acquire shares, whether now or hereafter authorized, which may at any time be issued, sold or offered for sale by the corporation.

                                  ARTICLE XI.

                  Any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken. without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the actions so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted."

                  ARTICLE III. Each such amendment and addition made by these Restated Articles of Incorporation has been effected in conformity with the provisions of the Texas Business Corporation Act, and such Restated Articles of Incorporation and each such amendment and addition made by the Restated Articles of Incorporation were duly adopted by the Shareholders of the corporation effective April 13, 1993.

                  ARTICLE VI. The number of shares outstanding was 1,870 shares of common stock, and the number of shares entitled to vote on the Restated Articles of Incorporation as so amended was 1,870 shares of common stock the holders of all of which have signed a written consent to the adoption of such Restated Articles of Incorporation as so amended.

                  ARTICLE V. The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the following Restated Articles of Incorporation which accurately copy the entire text thereof and as amended as set forth above:

                                  "ARTICLE I.

                  The name of the corporation is PACE Entertainment
Corporation.


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                                  ARTICLE II.

                  The period of the corporation's duration is perpetual.

                                 ARTICLE III.

                  The purpose for which the corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

                                  ARTICLE IV.

                  The aggregate number of shares which the corporation shall have authority to issue, and which shall comprise its total capitalization, is five hundred thousand (500,000) shares of common stock having a par value of $1.00 per share.

                                  ARTICLE V.

                  The corporation will not commence business until it has received for the issuance of its shares consideration of the value of at least ONE THOUSAND AND N0/100 DOLLARS ($1,000.00), consisting of money, labor done or property actually received.

                                  ARTICLE VI.

                  The street address of the registered office of the corporation is 515 Post Oak Boulevard, Suite 300, Houston, Texas 77027, and the name of its initial registered agent at such address is Jeffry B. Lewis.

                                 ARTICLE VII.

                  The number of directors shall be fixed in the manner provided in the bylaws of the corporation. The name and address of the person who is to serve as director until his successor is elected and qualifies, is:

                 Allen J. Becker                    515 Post Oak Blvd.
                                                    Suite 300
                                                    Houston, Texas 77027

                                 ARTICLE VIII.

                  To the fullest extent permitted by applicable law, including to the fullest extent permitted by Article 1302-7.06 of the Texas Miscellaneous Corporation Laws Act, any successor to or modification of such article, or any other applicable statute or judicial or administrative decision, no director of the corporation shall be liable to the corporation or any of its shareholders for monetary damages for an act or omission in the director's capacity as a director. To the fullest extent permitted by applicable law, including to the fullest extent permitted by Article 2.02-1 of the Texas Business Corporation Act, any successor to or modification of such article, or any other applicable statute or judicial or administrative decision, the corporation shall indemnify, reimburse and advance expenses prior to the final disposition of the proceeding to; each director, former director or officer of the Corporation who was, is or is threatened to be made a defendant or respondent in any proceeding, and shall indemnify, reimburse and advance expenses prior to the final disposition of the proceeding to, each director, former director, officer, employee, agent, or person who is or was serving at the request of the corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent or similar functionary of another foreign or domestic corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, who was, is or is threatened to be made a defendant or respondent in any proceeding. Any repeal or amendment of this Article shall be prospective only, and shall not adversely affect any right of any person existing at the time of such repeal or amendment.

                                  ARTICLE IX.

                  The right of cumulative voting of shares is hereby expressly prohibited.


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


                                  ARTICLE X.

                  No shareholder of the corporation shall have any preemptive right to acquire additional, unissued or treasury shares of the corporation, or securities of the corporation convertible into or carrying a right, option or warrant to subscribe to or acquire shares, whether now or hereafter authorized which may at any time be issued, sold or offered for sale by the corporation.

                                  ARTICLE XI.

                  Any action required to be taken at any annual or special meeting of shareholders, or any action which may be taken at any annual or special meeting of shareholders, may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the actions so taken, shall be signed by the holder or holders of shares having not less than the minimum number of votes that would be necessary to take such action at a meeting at which the holders of all shares entitled to vote on the action were present and voted."

                  Dated effective as of April 13, 1993.



                                                 PACE ENTERTAINMENT CORPORATION




                                               By:   /s/   Miles C. Wilkin
                                                    ---------------------------
                                                    Name:  Miles C. Wilkin
                                                    Title:  President



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